UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2019

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 17, 2019, Contango Oil & Gas Company (the “Company”) entered into the Seventh Amendment (the “Amendment”) to its Credit Agreement with Royal Bank of Canada and other lenders party thereto, which, among other things, redetermined the borrowing base at $85 million pursuant to the regularly scheduled redetermination process for the credit facility, with a current availability limit of $75 million. The Company’s next borrowing base redetermination will be on August 1, 2019.

The foregoing description of the Amendment is not complete and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company continues to be in discussions with interested parties regarding a refinancing and/or replacement of the credit facility, which matures on October 1, 2019. The refinancing or replacement of the credit facility could be made in conjunction with an issuance of unsecured or non-priority secured debt or preferred or common equity, non-core property monetization, potential monetization of certain midstream and/or water handling facilities, or a combination of the foregoing. There is no assurance, however, that such discussions will result in a refinancing of the credit facility on acceptable terms, if at all, or provide any specific amount of additional liquidity for future capital expenditures.

Forward-Looking Statements and Cautionary Statements

This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are, based on the Company’s current expectations and includes statements regarding of the Company’s 2019 capital expenditure program and the Company’s next borrowing base redetermination and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance. Words and phrases used to identify the Company’s forward-looking statements include terms such as “expect” or words and phrases stating that certain actions, events or results “will” be taken, occur or be achieved. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to, the factors discussed under the “Risk Factors” heading in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and the Company’s quarterly reports on Form 10-Q filed with or furnished to the SEC. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Seventh Amendment to Credit Agreement, dated June 17, 2019, among Contango Oil & Gas Company, as Borrower, Royal Bank of Canada, as administrative Agent, and the Lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: June 18, 2019	/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer